UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2009
MYLAN INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-9114	25-1211621
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)
(724) 514-1800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of 401(k) Restoration Plan and Executive Income Deferral Plan.
     On December 8, 2009, the Compensation Committee of the Board of Directors of Mylan Inc. (the “Company”) adopted the Mylan 401(k) Restoration Plan (the “Restoration Plan”) and the Mylan Executive Income Deferral Plan (the “Income Deferral Plan”), both effective as of January 1, 2010.
     The Restoration Plan. The Restoration Plan permits employees (including the chief executive officer, chief financial officer and other named executive officers) who earn compensation in excess of the limits imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), to (i) defer a portion of base salary and bonus compensation, (ii) be credited with a Company matching contribution in respect of deferrals under the Restoration Plan, and (iii) be credited with Company non-elective contributions (to the extent so made by the Company), in each case, to the extent that participants otherwise would be able to defer or be credited with such amounts, as applicable, under the Company’s Profit Sharing 401(k) Plan if not for the limits on contributions and deferrals imposed by the Code. Upon a change in control (as defined in the Restoration Plan), a participant will become 100% vested in any unvested portion of his or her matching contributions or non-elective contributions. Distributions of a participant’s vested account balance will be made in a lump sum within sixty days following a participant’s separation from service (or such later date as may be required by Section 409A of the Code).
     The Income Deferral Plan. The Income Deferral Plan permits certain management or highly compensated employees (including the chief executive officer, chief financial officer and other named executive officers) who are designated by the plan administrator to participate in the Income Deferral Plan to elect to defer up to 50% of base salary and up to 100% of bonus compensation, in each case, in addition to any amounts that may be deferred by such participants under the Profit Sharing 401(k) Plan and the Restoration Plan. In addition, eligible participants may be granted employee deferral awards, which awards will be subject to the terms and conditions (including vesting) as determined by the plan administrator at the time such awards are granted. Upon a change in control (as defined in the Income Deferral Plan), a participant will become 100% vested in any unvested portion of his or her employee deferral award. Distributions of vested account balances will be made in a lump sum within sixty days following a participant’s separation from service. (or such later date as may be required by Section 409A of the Code).
     The Restoration Plan and the Income Deferral Plan are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the Restoration Plan and the Income Deferral Plan do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Mylan 401(k) Restoration Plan.

10.2	Mylan Executive Income Deferral Plan.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: December 11, 2009	By:	/s/ Daniel C. Rizzo, Jr.
Daniel C. Rizzo, Jr.
Senior Vice President and Corporate Controller

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